Exhibit 99.1

TALOS ENERGY AND FREEPORT LNG TO DEVELOP CARBON CAPTURE AND SEQUESTRATION PROJECT ON TEXAS GULF COAST

Houston, November 15, 2021 – Talos Energy Inc. (NYSE: TALO) (“Talos” or the “Company”) and Freeport LNG Development, L.P. (“Freeport LNG”) today announced that the companies have executed a letter of intent to develop a carbon capture and sequestration (“CCS”) project, the Freeport LNG CCS project (“FLNG CCS”), immediately adjacent to Freeport LNG’s natural gas pretreatment facilities located near Freeport, Texas, on the Gulf Coast, approximately 60 miles southwest of Houston, Texas. The companies anticipate first injection could occur by year-end 2024. Talos will be the project manager and operator and will be joined by its partner, Storegga Geotechnologies Limited (“Storegga”), the lead developer of the Acorn CCS project in the United Kingdom.

The FLNG CCS project will utilize a Freeport LNG-owned geological sequestration site located less than half a mile from point of capture with up to a 30-year injection term and will permanently sequester CO2. The FLNG CCS project benefits from a dedicated source of CO2 and a secured injection site in close physical proximity and, therefore, has limited commercial barriers and a rapid execution timeline assuming efficient regulatory approval processes. Additionally, the site is located within 25 miles of up to an additional 15 million metric tonnes per annum (“MTPA”) of incremental CO2 emissions from major industrial sources, which offers the potential for expansion in the future. The FLNG CCS project is still subject to execution of definitive agreements.

As one of the first liquified natural gas (“LNG”) exporters in the United States, Freeport LNG operates one of the largest LNG liquefaction and export facilities in the world, representing one of the largest single natural gas demand points in the state of Texas. Freeport LNG is in the process of adding a fourth train to the facility that will expand their gas liquefaction capacity to over 20 MTPA.

Talos has been chosen as the project manager and operator of the FLNG CCS project due to its expertise with conventional oil and gas geology, engineering and project delivery. The Company is leveraging this expertise to rapidly become a leader in Gulf Coast CCS opportunities. Storegga is bringing its expertise in carbon management chains: specifically developing CCS storage projects and of enabling linked clusters of industrial CO2 sources. The FLNG CCS project follows numerous recent key developments in the Company’s CCS portfolio including being named operator for the first and only major offshore CCS site in the U.S. (Jefferson County, Texas General Land Office site) and entering a strategic alliance with TechnipFMC plc.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “We are excited to announce this project with Freeport LNG, a global LNG leader. The entrepreneurial collaboration of our teams allowed for the development of a unique, stand-alone carbon sequestration solution, which provides proof of concept to our broader CCS portfolio and is complementary to our larger hub-based project in Jefferson County. It also illustrates the creative solutions that Talos and Storegga can offer to potential CCS project partners. We look forward to advancing this project with Freeport LNG and hope to successfully reach first injection within approximately three years, which would make this the very first active carbon sequestration project on the Gulf Coast.”

“Freeport LNG is pleased to collaborate with Talos, a leading independent energy producer, and Storegga, on this important project”, said Michael Smith, Founder, Chairman and CEO of Freeport LNG. “As the only all-electric drive facility of its kind in the U.S., our liquefaction facility produces 90 percent less emissions than other gas turbine-driven facilities. Embarking on carbon capture and sequestration will only further reduce the carbon intensity of our facilities. We look forward to our work with Talos on this innovative CCS project.”

Storegga Chief Executive Officer Nick Cooper commented: “Storegga and Talos have built a strong partnership that leverages the expertise of each company for the rapid, cost-effective delivery of CCS clusters in the U.S. Gulf Coast region. We are delighted to join Talos and Freeport LNG in the Freeport CCS project. The FLNG CCS project has the potential to be storing CO2 by late 2024 and to scale up materially thereafter. We expect that this will be the first of several such projects from the Talos-Storegga partnership to serve Gulf Coast industrial CO2 sources and to contribute meaningfully towards net zero in the United States.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage collaborative arrangement along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

TALOS ENERGY INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

ABOUT FREEPORT LNG

Freeport LNG is an LNG export company headquartered in Houston, Texas. The company’s three train, 15 MTPA liquefaction facility is the seventh largest in the world and second largest in the U.S. Freeport LNG’s liquefaction facility is the largest all-electric drive motor plant of its kind in the world, making it the most environmentally sustainable site of its kind. The facility’s electric drive motors reduce carbon emissions by over 90% relative to gas turbine-driven liquefaction facilities. Freeport plans to expand by adding a fourth liquefaction train, which has received all regulatory approvals for construction. Freeport was formed in 2002 to develop, own and operate an LNG terminal on Quintana Island, near Freeport, Texas. The terminal started LNG import operations in June 2008 and began LNG export operations in 2019. Further information can be found on Freeport’s website at www.freeportlng.com.

FREEPORT LNG MEDIA CONTACT

Heather Browne

+1.713.980.2888

hbrowne@freeportlng.com

ABOUT STOREGGA

Storegga is an independent, UK-based carbon management business at the forefront of the global Net Zero strategy. Storegga champions and delivers carbon capture and storage (“CCS”), hydrogen, and other subsurface renewable projects to accelerate carbon emission reductions and removals. Storegga is the lead developer of the UK’s Acorn Carbon Capture and Storage (“CCS”) and Hydrogen project, providing essential infrastructure to help the UK meet its net zero targets. The Acorn Project will provide critical backbone infrastructure for the Scottish Cluster. The Scottish Cluster unites communities, industries and businesses to deliver CCS, hydrogen and other low carbon technologies, supporting Scotland, the UK and Europe to meet net zero goals. Storegga has partnered with leading engineering and technology groups at the forefront of their fields to accelerate infrastructure development. The Company has partnered with Carbon Engineering to develop Direct Air Capture (“DAC”) in the UK.

Storegga:(https://www.storegga.earth/)

For more information on the Acorn CCS and Hydrogen Project, please visit: About Acorn – Acorn CCS - https://theacornproject.uk/about/

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the success of the Company’s strategic alliance with Freeport LNG Development, L.P., TechnipFMC plc, Storegga Geotechnologies Limited and other CCS ventures, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 3, 2021.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002